EXHIBIT e

                                                                  EXECUTION COPY

                           SECOND AMENDED AND RESTATED
                             UNDERWRITER'S AGREEMENT

     This Second Amended and Restated Underwriter's Agreement is hereby agreed to as of November 1, 2005 by and between American Fidelity Dual Strategy Fund, Inc. (the "Fund") and American Fidelity Securities, Inc. (the "Underwriter") as follows:

     A. The Fund and the Underwriter previously entered into an Underwriter's Agreement dated January 1, 1999, which was amended and restated as of July 30, 2002 (the "Previous Agreement").

     B. Pursuant to the Previous Agreement, the Fund issued shares (the "Shares") to fund variable annuity contracts (the "Annuity Contracts") issued by American Fidelity Assurance Company and sold to the public by the Underwriter, and the Underwriter agreed to provide sales service subject to the terms and conditions therein.

     C. The Fund and the Underwriter have agreed that the terms of the Previous Agreement shall be amended and restated as set forth herein.

     Accordingly, the parties hereby agree as follows:

1.   Services as Distributor

     1.1 The Underwriter will act as agent for the distribution of the Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "Securities Act"), and will transmit promptly any orders received by the Underwriter for purchase or redemption of the Shares to an agent identified by the Fund.

     1.2 The parties contemplate that the Underwriter will enter into sales or servicing agreements with separate accounts, securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing, the Underwriter will act only on its own behalf as principal.

     1.3 The Underwriter shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), by the Securities and Exchange Commission ("SEC") or any securities association registered under the Securities Exchange Act of 1934, as amended.

     1.4 Whenever in their judgment such action is warranted by market, economic or political conditions, or by abnormal circumstances of any kind, the Fund's officers may decline to accept any orders for, or make any sales of, any Shares, until such time as they deem it advisable to accept such orders and to make such sales.

     1.5 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Shares for sale in such states as the Underwriter may designate to the Fund and the Fund may approve.

     1.6 The Fund shall furnish the Underwriter from time to time, for use in connection with the sale of the Shares, such information with respect to the Fund and the Shares as the Underwriter may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct in all material respects.

     1.7 The Fund represents that the registration statements and prospectuses filed by the Fund with the SEC under the Securities Act and the Investment Company Act that relate to the Shares have been prepared in conformity with the applicable requirements in all material respects. As used in this Agreement, the terms "registration statement" and "prospectus" mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements that have been filed with the SEC. The Fund represents and warrants that any registration statement and prospectus, upon becoming effective, will contain all material statements required to be stated therein of the Fund; that all statements of fact contained in any registration statement and prospectus will be true and correct in all material respects when the registration statement becomes effective; and that neither any registration statement nor any prospectus upon becoming effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     1.8 Neither the Underwriter nor the Fund shall offer any Shares under any of the provisions of this Agreement, and the Fund shall not accept any orders for the purchase or sale of the Shares under this Agreement, if the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if a current prospectus as required by Section 10 of the Securities Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.8 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any shares from any shareholder in accordance with the provisions of the Fund's prospectus or charter documents.

     1.9 The Fund agrees to advise the Underwriter immediately in writing:

          (a) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

          (b) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or that requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

          (c) of all actions of the SEC with respect to any amendments to any registration statement or prospectus that may from time to time be filed with the SEC.

     2. Term

        This Agreement shall continue in effect for two years from the date of its execution and thereafter for successive periods of one year each if such continuance is approved at least annually by the board of directors of the Fund or by vote of a majority of the outstanding shares of the Fund; provided, that this Agreement may at any time be terminated by either party hereto upon 60 days' written notice to the other party. Additionally, this Agreement shall automatically be terminated in the event of its assignment by the Underwriter.

     3. Notice

        All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid, to the addresses set forth below the signatures of the parties.

     Dated as of the day and year first stated above.

FUND
                                       AMERICAN FIDELITY DUAL
                                       STRATEGY FUND, INC.
                                       2000 N. Classen Boulevard
                                       Oklahoma City, OK  73106


                                       BY:  /s/ John W. Rex
                                            John W. Rex, President

UNDERWRITER
                                       AMERICAN FIDELITY
                                       SECURITIES, INC.
                                       2000 N. Classen Boulevard
                                       Oklahoma City, OK  73106


                                       BY:  /s/ David R. Carpenter
                                            David R. Carpenter, President